Exhibit 4.14

NEW SUNWARD HOLDING B.V.

CEMEX, S.A.B. DE C.V.

como Pignorantes / as Pledgors

CEMEX ESPAÑA, S.A.

como Sociedad / as Company

WILMINGTON TRUST (LONDON) LIMITED

como Agente de Garantías / as Security Agent

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

como Depositario /as Custodian

y / and

las Partes Garantizadas / the Secured Parties

CONTRATO DE EXTENSIÓN DE PRENDAS DE ACCIONES

(Share Pledges Extension Agreement)

ÍNDICE

CLÁUSULA		PÁGINA

1.	INTERPRETACIÓN Y DEFINICIONES	13

1.	INTERPRETATION AND DEFINITIONS	13

2.	EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS	14

2.	FORMAL EXTENSION OF SECURED OBLIGATIONS	14

3.	REGULACIÓN DE LAS PRENDAS	14

3.	REGULATION OF THE PLEDGES	14

4.	DESPLAZAMIENTO POSESORIO	15

4.	DELIVERY OF THE POSSESSION	15

5.	DECLARACIONES DE LOS PIGNORANTES	16

5.	REPRESENTATIONS OF THE PLEDGORS	16

6.	TRIBUTOS Y GASTOS	17

6.	TAXES AND EXPENSES	17

7.	NOTIFICACIONES	18

7.	NOTICES	18

8.	SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	18

8.	FURTHER ASSURANCES	18

9.	LEY Y JURISDICCIÓN	18

9.	LAW AND JURISDICTION	18

10.	IDIOMA	18

10.	LANGUAGE	18

En Madrid, a 28 de julio de 2016.	In Madrid, on 28 July 2016.

Con la intervención del notario de Madrid D. Antonio Pérez-Coca Crespo.	Attested to by Mr. Antonio Pérez-Coca Crespo, Notary Public of Madrid.

INTERVIENEN	APPEAR

DE UNA PARTE,	ON THE ONE HAND,

A.1.- NEW SUNWARD HOLDING B.V., sociedad de nacionalidad holandesa, con domicilio social en Claude Debussylaan 30, 13th Floor. 1082 MD Amsterdam, Países Bajos, inscrita en la Cámara de Comercio e Industria de Ámsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) con número 34133556 y con número de identificación fiscal N-0032922-G (“Holding”).	A.1.- NEW SUNWARD HOLDING B.V., a company duly incorporated under the laws of The Netherlands, with registered offices at Claude Debussylaan 30, 13th Floor. 1082 MD Amsterdam, The Netherlands, registered with the Chamber of Commerce and Industries for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under the number 34133556 and with tax identification number N-0032922-G (“Holding”).

A.2.- CEMEX, S.A.B. DE C.V., entidad de nacionalidad mexicana, con domicilio social en Ciudad de Monterrey, N.L. (México), en la Avenida Constitución, número 444, Poniente, Zona Centro, inscrita en Registro Federal de Contribuyente con número CEM-880726-UZA y con número de identificación fiscal N-4121454-E (“Parent”).	A.2.- CEMEX, S.A.B. DE C.V., an entity duly incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (“Parent”).

En lo sucesivo, Holding y Parent, conjuntamente, los “Pignorantes”, y cada uno de ellos, indistintamente, el o un “Pignorante”.	Hereinafter, Holding and Parent shall be jointly referred to as the “Pledgors”, and each of them, individually, as a “Pledgor”.

DE OTRA PARTE,	ON THE OTHER HAND,

A.3.- CEMEX ESPAÑA, S.A., entidad de nacionalidad española, con domicilio social en Hernández de Tejada 1, 28027, Madrid, con número de identificación fiscal A-46004214 e inscrita en Registro Mercantil de Madrid al Tomo 9.743 y 9.744, página 1 y 166, sección 8, hoja M-156542 (“Cemex España” o la “Sociedad”).	A.3.- CEMEX ESPAÑA, S.A., a company incorporated under the laws of Spain, with registered office at Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-156542 (“Cemex España” or the “Company”).

La Sociedad comparece en este acto a los efectos de darse por notificada de las Prendas constituidas en virtud del presente Contrato.	The Company appears in this act for the purposes of acknowledging the granting of the Pledges created by virtue of this Agreement.

Y DE OTRA PARTE,	AND ON THE OTHER HAND,

B.1.- Las entidades referidas en el Anexo 1 del presente Contrato (los “Nuevos Acreedores Acordeón”).	B.1.- The entities referred to in Annex 1 hereto (the “New Accordion Lenders”).

B.2.- WILMINGTON TRUST (LONDON) LIMITED, entidad constituida de conformidad con las leyes de Inglaterra y Gales, con domicilio social en Third Floor, 1 King’s Arms Yard, Londres EC2R 7AF, inscrita en el Registro de Sociedades con número 05650152 (el “Agente de Garantías”).	B.2.- WILMINGTON TRUST (LONDON) LIMITED, an entity duly incorporated under the laws of England and Wales with registered offices at Third Floor, 1 King’s Arms Yard, London EC2R 7AF, registered with the Companies Home under the number 05650152 (the “Security Agent”).

El Agente de Garantías actúa en el presente Contrato en su propio nombre y derecho y, asimismo por cuenta y en beneficio de los Nuevos Acreedores Acordeón y de las restantes Partes Garantizadas (tal y como se definen más adelante) en virtud del Contrato de Relación entre Acreedores (tal y como éste se define a continuación).	The Security Agent acts in this Agreement in its own name and on its own behalf and, in addition for the New Accordion Lenders, and of the remaining Secured Parties (as defined below) by virtue of the Intercreditor Agreement (as this term is defined below).

B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., entidad de crédito con domicilio en Bilbao, Plaza de San Nicolás número 4, y número de identificación fiscal A-48265169 (el “Depositario”).	B.3.- BANCO BILBAO VIZCAYA ARGENTARIA, S.A., a credit entity with registered offices at Bilbao, Plaza de San Nicolás, 4, Spain, registered with Tax Identification Number A-48265169 (the “Custodian”).

El Depositario comparece a los solos efectos del desplazamiento posesorio de conformidad con lo dispuesto en la cláusula 4.	The Custodian appears in this document for the only purposes of the delivery of the possession, as established in clause 4.

Las entidades enumeradas anteriormente serán denominadas, conjuntamente, como las “Partes”.	The entities listed above shall be jointly referred to as the “Parties”.

EXPONEN	WHEREAS

I. Que la Sociedad y los Pignorantes forman parte del Grupo CEMEX (el “Grupo”), cuya matriz es Parent.	I. The Company and the Pledgors are part of the CEMEX Group (the “Group”), the parent company of which is Parent.

II. Que los Pignorantes son legítimos propietarios de las acciones de Cemex España que se detallan a continuación:	II. The Pledgors are the legitimate owners of the shares in Cemex España detailed below:

—    Holding es titular de 1.320.213.703 acciones de 1,17 euros de valor nominal cada una (las “Acciones Holding”), representativas del 99,4847% del capital social de la Sociedad. Las Acciones Holding están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuación)), conforme se acredita en el certificado de legitimación (el

—    Holding owns 1,320,213,703 shares of 1.17 euro par value each (the “Holding Shares”), which represent 99.4847% of the share capital in the Company. The Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Holding Shares Pledges Certificate”)

“Certificado de Prendas Acciones Holding”) expedido el 22 de julio de 2016 por el Depositario actualmente encargado del registro contable de las Acciones Holding (el “Registro Acciones Holding”).	issued on 22 July 2016 by the Custodian, managing company of the registry where the Shares are recorded (the “Holding Shares Registry”).

—    Parent es titular de 2.050.000 acciones de 1,17 euros de valor nominal cada una (las “Acciones Parent”), representativas del 0,1545% del capital social de la Sociedad. Las Acciones Parent están libres de cargas y gravámenes de cualquier tipo (salvo por las Prendas (tal y como se define a continuación)), conforme se acredita en el certificado de legitimación (el “Certificado de Prendas Acciones Parent”) expedido el 22 de julio de 2016 por el Depositario, entidad actualmente encargada del registro contable de las Acciones Parent (el “Registro Acciones Parent”).

—    Parent owns 2,050,000 shares of 1.17 euro par value each (the “Parent Shares”), which represent 0.1545% of the share capital in the Company. The Parent Shares are free and clear of any lien or encumbrance whatsoever (other than the Pledges (as defined below)), as evidenced by the ownership certificate (certificado de legitimación) (the “Parent Shares Pledges Certificate”) issued on 22 July 2016 by the Custodian, managing company of the registry where the Parent Shares are recorded (the “Parent Shares Registry”).

En lo sucesivo, se hará referencia a las Acciones Holding y a las Acciones Parent, conjuntamente, como las “Acciones”.	Hereinafter, the Holding Shares and the Parent Shares shall be jointly referred to as the “Shares”.

En lo sucesivo, se hará referencia al Certificado de Prendas Acciones Holding y al Certificado de Prendas Acciones Parent, conjuntamente, como los “Certificados de Prendas”. Se adjunta a este Contrato como Anexo 2 una copia de los Certificados de Prendas.

Hereinafter, the Holding Shares Pledges Certificate and the Parent Shares Pledges Certificate shall be jointly referred to as the “Pledges Certificates”. A copy of the Pledges Certificates is attached as Annex 2 hereto.

En lo sucesivo, se hará referencia al Registro de Acciones Holding y al Registro de Acciones Parent, conjuntamente, como los “Registros”.	Hereinafter, the Holding Shares Registry and the Parent Shares Registry shall be jointly referred to as the “Registries”.

III. Que en el año 2012, el Grupo llevó a cabo un proceso de reestructuración de su deuda financiera en el contexto del cual:	III. In 2012 the Group entered into a refinancing process of its financial indebtedness, in the context of which:

(i)    el 17 de septiembre de 2012 Parent y el Agente de Garantías, entre otros, suscribieron un contrato de financiación sometido a derecho inglés y denominado “Facilities Agreement” por un importe de USD 6.155.195.056,33, el cual fue elevado a público el 8 de noviembre 2012 en virtud de escritura otorgada ante el Notario de Madrid, D. Rafael Monjo Carrió con número 2.049 de su protocolo (el “Contrato de Financiación 2012”).

(i)    on 17 September 2012, Parent and the Security Agent, amongst others, entered into a USD 6,155,195,056.33 English law governed facilities agreement, which was raised to public document status before the Notary of Madrid Mr. Rafael Monjo Carrió under number 2,049 of his official record (the “2012 Facility Agreement”).

(ii)   el 17 de septiembre de 2012, Parent, el Agente de Garantías y ciertas sociedades del Grupo, entre otros, suscribieron un contrato de relación entre acreedores denominado “Intercreditor Agreement”, el cual fue elevado a público el 8 de noviembre de 2012 ante el Notario de Madrid, D. Rafael Monjo Carrió (el “Contrato de Relación entre Acreedores Original”).

(ii)   on 17 September 2012, Parent, the Security Agent and certain companies of the Group (amongst others) entered into an intercreditor agreement, which was raised to the status of Spanish public document on 8 November 2012 before the Notary of Madrid, Mr. Rafael Monjo Carrió (the “Original Intercreditor Agreement”).

(iii)  el 8 de noviembre de 2012 los Pignorantes (entre otros) suscribieron un contrato de constitución de prendas de acciones con la intervención del Notario de Madrid, D. Rafael Monjo Carrió, con el número 3.530 de su Libro Registro (el “Contrato de Prendas”).

(iii)  on 8 November 2012, the Pledgors (amongst others) entered into a shares pledge agreement with the intervention of the Notary of Madrid Mr. Rafael Monjo Carrió with number 3,530 of his records (the “Shares Pledge Agreement”).

En virtud del Contrato de Prendas, los Pignorantes constituyeron a favor de las Partes Garantizadas (tal y como este término se define en el Contrato de Relación entre Acreedores) derechos reales de prenda sobre sus respectivas Acciones (las “Prendas”).

By virtue of the Shares Pledge Agreement, the Pledgors granted in favour of the Secured Parties (as defined in the Intercreditor Agreement) several first ranking concurrent pledges over their respective Shares (the “Pledges”).

Los Pignorantes constituyeron tantas Prendas como obligaciones se derivan a favor de las Partes Garantizadas en virtud de cada uno de los Documentos de Deuda (Debt Documents) (tal y como este término se define en el Contrato de Relación entre Acreedores).

The Pledgors granted as many Pledges as obligations arise from each of the Debt Documents (as defined in the Intercreditor Agreement) in favour of the Secured Parties.

IV. Que en el año 2014, el Grupo llevó a cabo un nuevo proceso de reestructuración de su deuda financiera en el contexto del cual:	IV. In 2014 the Group entered into a new refinancing process of its financial indebtedness, in the context of which:

(i)    el 29 de septiembre de 2014, Parent suscribió con un grupo de entidades acreedoras (los “Acreedores Club Loan Originales”) un contrato de financiación sometido a Derecho inglés denominado “Facilities Agreement”, el cual fue elevado a público el 30 de septiembre de 2014 ante el Notario de Madrid, D. Rafael

(i)    on 29 September 2014, Parent and a group of lenders (the “Original Club Loan Lenders”) entered into an English law governed facilities agreement, which was raised to the status of Spanish public document on 30 September 2014 before the Notary of Madrid, Mr. Rafael Monjo Carrió under number 1,687 of his

Monjo Carrió con número 1.687 de su protocolo (el “Contrato Club Loan Original”).	official record (the “Original Club Loan Agreement”).

(ii)    el 29 de septiembre de 2014, los Acreedores Club Loan Originales suscribieron sus respectivas “Creditor Accession Undertakings” en virtud de las cuales se adhirieron al Contrato de Relación entre Acreedores Original como “Acreedores de Refinanciación” (o Refinancing Creditors).

(ii)    on 29 September 2014, the Original Club Loan Lenders entered into the relevant “Creditor Accession Undertakings” by virtue of which they acceded to the Original Intercreditor Agreement as “Refinancing Creditors”.

Los “Creditor Accession Undertakings” fueron elevados a público el 30 de septiembre de 2014 ante el Notario de Madrid, D. Rafael Monjo Carrió.	The Creditor Accession Undertakings were raised to public document status on 30 September 2014 before the Notary of Madrid, Mr. Rafael Monjo Carrió.

(iii)  el 30 de septiembre de 2014, los Pignorantes, Cemex España, los Acreedores Club Loan Originales, el Agente de Garantías y el Depositario suscribieron un contrato denominado “contrato de extensión de prendas de acciones”, en virtud del cual las obligaciones derivadas del Contrato Club Loan Original (las cuales cualifican como Obligaciones Garantizadas de conformidad con el Contrato de Prendas) quedaron garantizadas por las Prendas.

(iii)  on 30 September 2014, the Pledgors, Cemex España, the Original Club Loan Lenders, the Security Agent and the Custodian entered into a “share pledges extension agreement”, by virtue of which the obligations arising from the Original Club Loan Agreement (which qualify as Secured Obligations in accordance with the Shares Pledge Agreement) were secured by the Pledges.

Dicho contrato fue elevado a público en esa misma fecha ante el Notario de Madrid, D. Rafael Monjo Carrió con número 1.688 de su protocolo.	The agreement was raised to public document status on the same date before the Notary of Madrid, Mr. Rafael Monjo Carrió, under number 1,688 of his official record.

(iv)   el 19 de noviembre de 2014, y de conformidad con lo previsto en el Contrato Club Loan Original, ciertos acreedores (los “Acreedores Acordeón 2014”) suscribieron documentos acordeón (o “Accordion Confirmation”) (los “Documentos Acordeón 2014”), en virtud de los cuales (1) se incrementó el Importe Total (“Total Commitment”) del Contrato Club Loan Original y (2) los Acreedores Acordeón 2014 se adhirieron al Contrato de Relación entre Acreedores Original.

(iv)   on 19 November 2014, and in accordance with the Original Club Loan Agreement, certain lenders (the “2014 Accordion Lenders”) entered into various accordion confirmations (the “2014 Accordion Confirmations”), pursuant to which (1) the Total Commitment under the Original Club Loan Agreement was increased and (2) the 2014 Accordion Lenders acceded to the Original Intercreditor Agreement.

Los Documentos Acordeón 2014 fueron elevados a público en el mismo día ante el Notario de Madrid, D. Rafael Monjo Carrió con los números 2.022, 2.023, 2.024, 2.025, 2.026 de su protocolo.

The 2014 Accordion Confirmations were raised to public document status on the same date before the Notary of Madrid, Mr. Rafael Monjo Carrió, under number 2,022, 2,023, 2,024, 2,025 and 2,026 of his official records.

(v)    el 19 de noviembre de 2014, los Pignorantes, Cemex España, los Acreedores Acordeón 2014, el Agente de Garantías y el Depositario suscribieron un contrato denominado “contrato de extensión de prendas de acciones”, en virtud del cual las obligaciones derivadas de los Documentos Acordeón 2014 (las cuales cualifican como Obligaciones Garantizadas de conformidad con el Contrato de Prendas) quedaron garantizadas por las Prendas.

(v)    on 19 November 2014, the Pledgors, Cemex España, the 2014 Accordion Lenders, the Security Agent and the Custodian entered into a “share pledges extension agreement”, by virtue of which the obligations arising from the 2014 Accordion Confirmations (which qualify as Secured Obligations in accordance with the Shares Pledge Agreement) were secured by the Pledges.

Dicho contrato fue elevado a público en esa misma fecha ante el Notario de Madrid, D. Rafael Monjo Carrió con número 2.027 de su protocolo.	The agreement was raised to public document status on the same date before the Notary of Madrid, Mr. Rafael Monjo Carrió, under number 2,027 of his official record.

V. Que en el año 2015, el Grupo llevó a cabo un nuevo proceso de reestructuración de su deuda financiera en el contexto del cual:	V. In 2015 the Group entered into a new refinancing process of its financial indebtedness, in the context of which:

(i)     el 23 de julio de 2015 Parent suscribió con, entre otros, el Agente de Garantías y ciertos acreedores (los “Acreedores Acordeón 2015”) un contrato de novación modificativa no extintiva del Contrato Club Loan Original (el “Primer Contrato de Novación”), en virtud del cual (1) se novó el Contrato Club Loan Original y (2) se documentaron diversos incrementos del Importe Total (“Total Commitment”) del Contrato Club Loan Original por medio del sistema de “Accordion Confirmations”.

(i)     on 23 July 2015 Parent entered into with, amongst others, the Security Agent and certain parties (the “2015 Accordion Lenders”) an amendment agreement in relation to the Original Club Loan Agreement (the “First Amendment Agreement”), by virtue of which (1) the Original Club Loan Agreement was amended and (2) the Total Commitment under the Original Club Loan Agreement was increased through the “Accordion Confirmations” mechanism.

El Contrato de Novación fue elevado a público el 29 de julio de 2015 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo con el número 3.792 de su protocolo.	The Amendment Agreement was raised to the status of Spanish public document on 29 July 2015 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo under number 3,792 of his official records.

(ii)    el 23 de julio de 2015, Parent, el Agente de Garantías y ciertas sociedades del Grupo, entre otros, suscribieron un contrato de novación y reformulación del Contrato de Relación entre Acreedores Original (el “Contrato de Novación del Contrato entre Acreedores”), el cual fue elevado a público el 29 de julio de 2015 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo con el número 3.793 de su protocolo.

(ii)    on 23 July 2015, the Parent and the Security Agent, amongst others, entered into an amendment and restatement agreement of the Original Intercreditor Agreement (the “Intercreditor Amendment Agreement”), which was raised to public document status on 29 July 2015 before the Notary of Madrid Mr. Antonio Pérez-Coca Crespo under number 3,793 of his official records.

En adelante, se hará referencia al Contrato de Relación entre Acreedores Original tal y como el mismo resultó novado en virtud del Contrato de Novación del Contrato entre Acreedores como el “Contrato de Relación entre Acreedores”.

Reference will be made to the Original Intercreditor Agreement as amended by virtue of the Intercreditor Amendment Agreement as the “Intercreditor Agreement”.

(iii)  el 29 de julio de 2015, los Pignorantes, Cemex España, los Acreedores Acordeón 2015, el Agente de Garantías y el Depositario suscribieron un contrato denominado “contrato de extensión de prendas de acciones”, en virtud del cual las obligaciones derivadas del Contrato Club Loan tal y como resultó novado e incrementado en virtud del Contrato de Novación (las cuales cualifican como Obligaciones Garantizadas de conformidad con el Contrato de Prendas) quedaron garantizadas por las Prendas.

(iii)  On 29 July 2015, the Pledgors, Cemex España, the 2015 Accordion Lenders, the Security Agent and the Custodian entered into a “share pledges extension agreement” by virtue of which the obligations arising from the Club Loan Agreement as amended and increased by virtue of the Amendment Agreement (which qualify as Secured Obligations in accordance with the Shares Pledge Agreement) were secured by the Pledges.

Dicho contrato fue elevado a público en esa misma fecha ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo con el número 3.794 de su protocolo.	The agreement was raised to public document status on the same date before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo under number 3,794 of his official records.

(iv)   Que el 21 de septiembre de 2015, y de conformidad con lo previsto en el Contrato Club Loan, Banco Nacional de Comercio Exterior, S.N.C., Sabcapital, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad no Regulada (anteriormente Sabadell Capital S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada (“Sabadell”)) y Banco Popular Español, S.A. (los “Acreedores Acordeón 2015”) suscribieron

(iv)   On 21 September 2015, and in accordance with the Club Loan Agreement, Banco Nacional de Comercio Exterior, S.N.C., Sabcapital, S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad no Regulada (formerly Sabadell Capital S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada (“Sabadell”)) and Banco Popular Español, S.A. (the “2015 Accordion Lenders”) entered into accordion sendos documentos acordeón (o “Accordion Confirmation”) (los “Documentos Acordeón 2015”), en virtud de los cuales (1) incrementaron el Importe Total (“Total Commitment”) del Contrato Club Loan y (2) uno de los Nuevos Acreedores Acordeón que no era parte del Contrato de Relación entre Acreedores (Banco Popular Español, S.A.) se adhirió al mismo.

confirmations (the “2015 Accordion Confirmations”), pursuant to which (1) the Total Commitment under the Club Loan Agreement was increased and (2) one of the New Accordion Lenders who was not party to the Intercreditor Agreement (Banco Popular Español, S.A.) acceded to it.

Dichos contratos fueron elevados a público el 24 de septiembre de 2016 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	These agreements were raised to public document status on 24 September 2016 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

(v)    el 24 de septiembre de 2015, los Pignorantes, Cemex España, los Acreedores Acordeón 2015, el Agente de Garantías y el Depositario suscribieron un contrato denominado “contrato de extensión de prendas de acciones” documentado mediante póliza intervenida por el Notario de Madrid, D. Antonio Pérez-Coca Crespo, en virtud del cual las obligaciones derivadas de los Documentos Acordeón 2015 (las cuales cualifican como Obligaciones Garantizadas de conformidad con el Contrato de Prendas) quedaron garantizadas por las Prendas.

(v)    On 24 September 2015, the Pledgors, Cemex España, the 2015 Accordion Lenders, the Security Agent and the Custodian entered into a “share pledges extension agreement” by means of a public deed (“póliza”) attested by the Notary of Madrid Mr. Antonio Pérez-Coca Crespo, by virtue of which the obligations arising from the 2015 Accordion Confirmations (which qualify as Secured Obligations in accordance with the Shares Pledge Agreement) were secured by the Pledges.

VI. Que en el año 2016, el Grupo ha llevado a cabo diversas operaciones relacionadas con su deuda financiera en el contexto del cual:	VI. In 2016 the Group has entered into several transactions related to its financial indebtedness, in the context of which:

(i)     el 17 de marzo de 2016 Parent suscribió con, entre otros, el Agente de Garantías y el Agente un contrato de novación modificativa no extintiva del Contrato Club Loan Original tal y como había sido novado a dicha fecha (el “Segundo Contrato de Novación”).

(i)     on 17 March 2016 Parent entered into with, amongst others, the Security Agent an amendment agreement in relation to the Original Club Loan Agreement as amended as of such date (the “Second Amendment Agreement”).

El Segundo Contrato de Novación fue elevado a público el 30 de marzo de 2016 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The Second Amendment Agreement was raised to public document status on 30 March 2016 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

(ii)   el 22 de abril de 2016 y de conformidad con lo previsto en el Contrato Club Loan, JPMorgan Chase Bank, National Association (“JP Morgan”). suscribió un documento acordeón o (“Accordion Confirmation”) (el “Accordion JP”) en virtud del cual se incrementó el Importe Total (“Total Commitment”) del Contrato Club Loan.

(ii)   on 22 April 2016, and in accordance with the Club Loan Agreement, JPMorgan Chase Bank, National Association (“JP Morgan”) entered into an accordion confirmation (the “JP Accordion”) pursuant to which the Total Commitment under the Club Loan Agreement was increased.

El Accordion JP fue elevado a público el 26 de abril de 2016 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The JP Accordion was raised to public document status on 26 April 2016 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

(iii)  el 23 de junio de 2016, con el fin de adherirse al Contrato Club Loan, como nuevo Acreedor, según lo previsto en la cláusula 2.2 de dicho contrato, International Finance Corporation (“IFC”) suscribió un Accordion Confirmation al objeto de formalizar dicha adhesión y de este modo ampliar el principal Importe Total (“Total Commitment”) del Contrato Club Loan (el “Accordion IFC”).

(iii)  on 23 June 2016, in order to become party to the Club Loan Agreement as new Lender in accordance with the provisions of clause 2.2. of such agreement, International Finance Corporation (“IFC”) executed an Accordion Confirmation in order to document such accession and increase the Total Commitment of the Club Loan Agreement (the “IFC Accordion”).

El Accordion IFC fue elevado a público el 13 de julio de 2016 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The IFC Accordion was raised to public document status on 13 July 2016 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

(iv)   el 23 de junio de 2016 Parent suscribió con, entre otros, el Agente de Garantías, el Agente e IFC un contrato de novación modificativa no extintiva del Contrato Club Loan Original tal y como había sido novado a dicha fecha (el “Tercer Contrato de Novación”).

(iv)   on 23 June 2016 Parent entered into with, amongst others, the Agent, the Security Agent and IFC an amendment agreement in relation to the Original Club Loan Agreement as amended as of such date (the “Third Amendment Agreement”).

(v)    el 11 de julio de 2016 Parent suscribió con, entre otros, el Agente y el Agente de de Garantías un contrato de novación modificativa no extintiva del Contrato Club Loan Original tal y como había sido novado a dicha fecha (el “Cuarto Contrato de Novación”).

(v)    on 11 July 2016, Parent entered into with, amongst others, the Agent, and the Security Agent an amendment agreement in relation to the Original Club Loan Agreement as amended as of such date (the “Fourth Amendment Agreement”).

En adelante, se hará referencia al Contrato Club Loan Original tal y como el mismo resultó novado en virtud del Primer Contrato de	Reference will be made to the Original Club Loan Agreement as amended by virtue of the First Amendment Agreement, the Second Amendment Agreement, the Third

Novación, el Segundo Contrato de Novación, el Tercer Contrato de Novación y el Cuarto Contrato de Novación como el “Contrato Club Loan”.	Amendment Agreement and the Fourth Amendment Agreement as the “Club Loan Agreement”.

El Tercer Contrato de Novación y el Cuarto Contrato de Novación fueron elevados a público el 13 de julio de 2016 ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The Third Loan Agreement and the Fourth Amendment Agreement were raised to public document status on 13 July 2016 before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

(vi)   el 26 de julio de 2016 y de conformidad con lo previsto en el Contrato Club Loan Sabadell. suscribió un documento acordeón o (“Accordion Confirmation”) (el “Accordion Sabadell”) en virtud del cual se incrementó el Importe Total (“Total Commitment”) del Contrato Club Loan.

(vi)   on 26 July 2016 and in accordance with the Club Loan Agreement Sabadell entered into an accordion confirmation (the “Sabadell Accordion”) pursuant to which the Total Commitment under the Club Loan Agreement was increased.

Dicho contrato ha sido elevado a público en el día de hoy ante el Notario de Madrid, D. Antonio Pérez-Coca Crespo.	The agreement was raised to public document status on the date hereof before the Notary of Madrid, Mr. Antonio Pérez-Coca Crespo.

En adelante, el Accordion JP, el Accordion IFC y el Accordion Sabadell serán denominados cojuntamente como los “Nuevos Documentos Acordeón”.	Hereinafter, the JP Accordion, the IFC Accordion and the Sabadell Accordion will be jointly referred to as the “New Accordion Confirmations”.

Asimismo, JP Morgan, IFC y Sabadell serán denominados conjuntamente como los “Nuevos Acreedores Acordeón”.	Likewise, JP Morgan, IFC and Sabadell will be jointly referred to as the “New Accordion Lenders”.

VII. Que tal y como se prevé en el Contrato de Prendas y en el Contrato de Relación entre Acreedores:	VII. In accordance with the Shares Pledges Agreement and the Intercreditor Agreement:

(i)    las “Obligaciones Garantizadas” bajo las Prendas incluyen todas las obligaciones presentes y futuras debidas por cualquier miembro del Grupo a cualquier Parte Garantizada (o Secured Party) bajo cada uno de los Documentos de Deuda (o Debt Documents);

(i) the “Secured Obligations” under the Pledges includes all the present and future obligations that may be due at any time by any member of the Group to any Secured Party under any Debt Documents;

(ii)   las “Partes Garantizadas” beneficiarias de las Prendas como acreedores pignoraticios incluyen, entre otros, a los acreedores bajo el Contrato Club Loan (parte de los cuales son los Nuevos Acreedores Acordeón) como “Acreedores de la Refinanciación” (o Refinancing Creditors); y

(ii)   the “Secured Parties” beneficiaries of the Pledges as pledgees include, amongst others, the lenders under the Club Loan Agreement (part of which are the New Accordion Lenders) as “Refinancing Creditors”; and

(iii)  los “Documentos de Deuda” (Debt Documents) garantizados en virtud de las Prendas incluyen, entre otros, el Contrato Club Loan (junto con los Documentos Acordeón) como “Documento de Refinanciación” (o Refinancing Document).

(iii) the “Debt Documents” secured under the Pledges include the Club Loan Agreement (together with the Accordion Confirmations) as “Refinancing Document”.

VIII. Que, de conformidad con lo previsto en las Cláusulas 2.2(h) y 2.2(j) del Contrato Club Loan, los incrementos del Importe Total (“Total Commitment”) del Contrato Club Loan documentados en virtud de los Nuevos Documentos Acordeón, deben garantizarse en virtud de las Prendas, por lo que las Partes han acordado otorgar el presente contrato (el “Contrato”) que se regirá por las siguientes

VIII. In accordance with Clause 2.2(h) and 2.2(j) of the Club Loan Agreement, the increases of the Total Commitment under the Club Loan Agreement resulting from the New Accordion Confirmations, shall be secured by the Pledges, and therefore the Parties have agreed to enter into this agreement (the “Agreement”) in accordance with the following

ESTIPULACIONES	CLAUSES

1. INTERPRETACIÓN Y DEFINICIONES	1. INTERPRETATION AND DEFINITIONS

1.1 Salvo que en este documento se establezca lo contrario, los términos en mayúsculas que se incluyen en este Contrato tendrán el significado que a los mismos se atribuye en el Contrato de Prendas.	1.1. Unless a contrary indication appears, capitalised terms included in this Agreement shall have the same meanings given to them in the Shares Pledges Agreement.

Las Partes acuerdan y hacen constar que este Contrato no modifica los términos y condiciones de los Nuevos Documentos Acordeón, del Contrato Club Loan o del Contrato de Relación entre Acreedores. Además, este Contrato quedará sujeto a los términos del Contrato de Relación entre Acreedores y, en caso de cualquier inconsistencia, el Contrato de Relación entre Acreedores prevalecerá entre las partes de este Contrato y del Contrato de Relación entre Acreedores y siempre que lo permita la ley aplicable.

The Parties hereby agree that this Agreement shall not in any way prejudice or affect the terms and conditions contained in the New Accordion Confirmations, the Club Loan Agreement or the Intercreditor Agreement. Further, this Agreement shall be subject to the terms of the Intercreditor Agreement and in the event of any inconsistencies, the Intercreditor Agreement shall prevail amongst the parties hereto and thereto and as permitted by applicable law.

1.2 Adicionalmente, expresamente se hace constar que:	1.2. In addition, it is expressly stated that:

“Obligaciones Garantizadas” incluye todas las Obligaciones (o Liabilities) y todas las obligaciones presentes y futuras pendientes en cualquier momento, debidas o incurridas por cualquier miembro del Grupo a cualquier Nuevo Acreedor Acordeón (en su condición de Parte Garantizada (o Secured Party)) bajo el

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any New Accordion Lender (as Secured Party) under the Club Loan Agreement (as Debt Document), expressly including the increase of the Total Commitment under

Contrato de Club Loan (como Documento de Deuda (Debt Document)), incluyendo expresamente el incremento del Importe Total (“Total Commitment”) del Contrato Club Loan documentado en virtud de los Nuevos Documentos Acordeón, tanto actuales como contingentes, incurridas de manera individual o conjunta, como obligación principal o accesoria de garantía o de cualquier otra forma.

the Club Loan Agreement granted by virtue of the New Accordion Confirmations, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Partes Garantizadas” incluye expresamente, pero sin limitación, a los Nuevos Acreedores Acordeón.	“Secured Parties” includes, without limitation, the New Accordion Lenders.

2. EXTENSIÓN FORMAL DE OBLIGACIONES GARANTIZADAS	2. FORMAL EXTENSION OF SECURED OBLIGATIONS

2.1   De conformidad con el Contrato de Prendas, las Prendas garantizaban desde su otorgamiento todos los Documentos de Deuda (o Debt Documents), incluyendo los “Documentos de Refinanciación” (o Refinancing Documents).

2.1 In accordance with the Shares Pledges Agreement, the Pledges secured (as from the moment in time when they were granted) all the Debt Documents, including the Refinancing Documents.

2.2   Como consecuencia del otorgamiento del Contrato Club Loan y de los Nuevos Documentos Acordeón, y de la adhesión de los Nuevos Acreedores Acordeón al Contrato de Relación entre Acreedores, en virtud del presente Contrato:

2.2 Further to the granting of the Club Loan Agreement and the New Accordion Confirmations, and the accession of the New Accordion Lenders to the Intercreditor Agreement, by virtue of this Agreement:

2.2.1    expresamente se documenta la extensión de las Prendas a las Obligaciones Garantizadas derivadas de los Nuevos Documentos Acordeón (las cuales quedan expresamente garantizadas en virtud de las Prendas en los términos previstos en el Contrato de Prendas);

2.2.1    it is expressly documented the extension of the Pledges to the Secured Obligations arising under the New Accordion Confirmations (which are expressly secured under the Pledges in accordance with the Pledges Agreement);

2.2.2 los Nuevos Acreedores Acordeón acceden y ratifican formalmente el Contrato de Prendas; y	2.2.2 the New Accordion Lenders formally accede and ratify the Pledges Agreement; and

2.2.3 los Nuevos Acreedores Acordeón aceptan formalmente las Prendas otorgadas a su favor.	2.2.3 the New Accordion Lenders expressly accept the Pledges granted in their favour.

3. REGULACIÓN DE LAS PRENDAS	3. REGULATION OF THE PLEDGES

3.1   Expresamente se da por reproducido en este Contrato el clausulado y la regulación prevista en el Contrato de Prendas, el cual aplicará mutatis mutandi a las Prendas constituidas en garantía de las Obligaciones Garantizadas derivadas de los Nuevos Documentos Acordeón.

3.1 The regulation of the Shares Pledges Agreement shall be applicable (mutatis mutandi) to the Pledges securing the Secured Obligations under the New Accordion Confirmations.

3.2 Cada una de las Prendas es independiente de las restantes y se regirá separadamente por las normas contenidas en las Estipulaciones 2 a 18 del Contrato de Prendas.	3.2 Each of the Pledges is independent in its own right and shall each be governed separately by Clauses 2 to 18 of the Shares Pledges Agreement.

3.3   El Presente Contrato no modifica el Contrato de Prendas, sino que lo complementa en cuanto que regula las Prendas otorgadas en garantía de las Obligaciones Garantizadas derivadas de los Nuevos Documentos Acordeón.

3.3 This Agreement does not modify the Shares Pledges Agreement, but just complement it in respect of the Pledges securing the Secured Obligations under the New Accordion Confirmations.

4. DESPLAZAMIENTO POSESORIO	4. DELIVERY OF THE POSSESSION

4.1 El Depositario, mediante su comparecencia en el presente Contrato, se da por notificado del otorgamiento del presente Contrato y se compromete a:	4.1 The Custodian, by means of is appearance as a party to this Agreement, acknowledges the execution of this Agreement and hereby undertakes to:

4.1.1    inscribir en el día de hoy la constitución de cada una de las Prendas en los correspondientes Registros de anotaciones en cuenta y proceder al desglose de las Acciones, inscripción que equivaldrá al desplazamiento posesorio de las Acciones de conformidad con lo previsto en el artículo 10 de la Ley 24/1988, de 28 de julio, del Mercado de Valores y en el artículo 13 del RD 116/1992; y

4.1.1.    record as at the date hereof the creation of each of the Pledges in the relevant book entries Registries. This recording shall be equivalent to the delivery of possession of the Shares pursuant to Article 10 of the Law 24/1988, dated 28 July, on the Securities Market and Article 13 of RD 116/1992; and

4.1.2    contra entrega por el Agente de Garantías al Depositario de los Certificados de Prendas (cosa que tiene lugar en este acto ante el Notario que interviene el presente Contrato) y una vez efectuada la inscripción prevista en el párrafo 4.1.1 anterior, emitir nuevos certificados de prendas reflejando la constitución de todas las Prendas (incluyendo expresamente las Prendas en relación con los Nuevos Documentos Acordeón) (los “Nuevos Certificados de Prendas”). Los Nuevos Certificados de Prendas serán remitidos por el Depositario al Agente de Garantías a la mayor brevedad posible.

4.1.2    once the Security Agent has delivered to the Custodian the Pledges Certificates (which are delivered at this moment before the Notary Public before whom this Agreement will be raised to public document status) and once the recording foreseeing in paragraph 4.1.1 above has taken place, issue new pledges certificates evidencing the creation of all the Pledges (expressly including the Pledges in respect of the New Accordion Confirmations) (the “New Pledges Certificates”). The New Pledges Certificates will be delivered by the Custodian to the Security Agent as soon as practicable.

5. DECLARACIONES DE LOS PIGNORANTES	5. REPRESENTATIONS OF THE PLEDGORS

5.1 Los Pignorantes declaran y manifiestan a favor de las Partes Garantizadas:	5.1 The Pledgors represent in favour of the Secured Parties:

5.1.1 Que la Sociedad es una sociedad existente y válidamente constituida en España y está inscrita en el Registro Mercantil de Madrid.	5.1.1 That the Company exists and is validly incorporated under the laws of Spain and is registered with the Mercantile Registry of Madrid.

5.1.2 Que el Depositario es la entidad encargada de los Registros de las Acciones.	5.1.2 That the Custodian is the managing company of the Registries where the Shares are recorded.

5.1.3 Que tienen capacidad para suscribir y cumplir el presente Contrato y han realizado todas las actuaciones necesarias para autorizar el otorgamiento y cumplimiento del mismo.	5.1.3 That they have the capacity to execute this Agreement and all necessary actions to authorise the execution and performance of this Agreement have been obtained.

5.1.4 Que los derechos reales de prenda constituyen obligaciones válidas de los Pignorantes, exigibles frente a los mismos con arreglo a lo dispuesto en este Contrato y leyes aplicables.	5.1.4 That the rights in rem of pledges constitute valid and binding obligations to the Pledgors, in accordance with the terms of this Agreement and applicable laws.

5.1.5    Que la aceptación y cumplimiento por los Pignorantes de las obligaciones contempladas en este Contrato: (a) no contraviene ningún mandato o decisión judicial o administrativa; (b) no entra en conflicto con sus escrituras de constitución o sus estatutos o los de la Sociedad; (c) no se opone a ningún documento, acuerdo o contrato que sea vinculante para los Pignorantes ni para la Sociedad ni (d) requiere autorización, consentimiento, licencia o permiso (a salvo de las correspondientes autorizaciones adoptadas por sus respectivos órganos de administración).

5.1.5    That the acceptance and performance by the Pledgors of the obligations set out hereunder: (a) does not contravene any judicial or administrative order or decision; (b) does not contravene their constitutional documents or the Company’s in any respect; (c) does not oppose to any document, agreement or contract binding for the Pledgors or the Company; and (d) does not require any authorisation, consent, licence or permit (save for the relevant corporate authorizations adopted by the respective Boards of Directors).

5.1.6 Los Pignorantes ostentan legítimamente la plena propiedad de las Acciones y tienen pleno poder de disposición sobre las mismas (a salvo de las	5.1.6 The Pledgors are the owners of the Shares and have the full title to dispose of their respective Shares (save for the limitations set forth in clause 6 of the Shares Pledge Agreement).

limitaciones establecidas en la cláusula 6 del Contrato de Prendas).

5.1.7    Que las Acciones: (a) no están sometidas a ninguna carga, gravamen o derecho de opción de compra o de venta o restricción estatutaria o contractual a su libre transmisibilidad (otros que las Prendas); (b) han sido válidamente emitidas por la Sociedad; y (c) están plenamente suscritas y completamente desembolsadas.

5.1.7    That the Shares: (a) are free from any lien, encumbrance, option right or statutory or contractual restriction to their transmission (other than the Pledges); (b) have been validly issued by the Company; and (c) are fully subscribed and paid up.

5.1.8    Sujeto a la aceptación por parte de las Partes Garantizadas, mediante este Contrato se otorgan derechos reales de prenda de primer rango sobre las Acciones a favor de las Partes Garantizadas, en garantía de las Obligaciones Garantizadas, en los mismos términos que los derechos reales de prenda sobre las Acciones constituidos en garantía de las obligaciones derivadas de otros Documentos de Deuda.

5.1.8    Subject to acceptance by the Secured Parties, first ranking pledges over the Shares are created in favour of the Secured Parties as security for the performance of the Secured Obligations, with the same terms of the pledges over the Shares created as security of the obligations arising of other Debt Documents.

5.1.9 Que las Acciones pignoradas representan el 99,6392% del capital social de la Sociedad.	5.1.9 That the pledged Shares represent the 99.6392% of the share capital of the Company.

6. TRIBUTOS Y GASTOS	6. TAXES AND EXPENSES

Serán de cuenta de los Pignorantes cuantos tributos, tasas, gravámenes, aranceles, timbres, corretajes y gastos, de la naturaleza que sean (incluidos los honorarios del Notario que interviene en el otorgamiento del presente Contrato y los del mantenimiento de los Registros contable de las Acciones) se originen, ahora o en el futuro, por causa del otorgamiento, de la extensión, conservación, modificaciones, cancelación y ejecución de las Prendas de acuerdo con los términos de este Contrato y cualesquiera otros gastos u honorarios de abogados y procuradores y tasas y/o costas judiciales que puedan originarse a las Partes Garantizadas por causa del incumplimiento por los Pignorantes de sus obligaciones bajoeste Contrato.

All present and future taxes, fees and expenses of any nature whatsoever (including the fees of the Notary attesting and before whom this Agreement is granted and those connected with the maintenance of the Registries of book entries where the Shares are recorded) arising out of the execution, extension, maintenance, amendments, cancellation and enforcement of the Pledges in accordance with this Agreement as well as any other fees or expenses of legal advisors and procuradores and the judicial costs in which the Secured Parties may incur as a consequence of the breach by the Pledgors of any of its obligations hereunder, shall be borne by the Pledgors.

7. NOTIFICACIONES	7. NOTICES

Las Partes efectuarán todas las notificaciones relativas a este Contrato de conformidad con el Contrato de Prendas.	All notices to be delivered between the parties in connection with this Agreement shall be made in accordance with the Shares Pledges Agreement.

8. SUBSANACIÓN O COMPLEMENTO DEL CONTRATO	8. FURTHER ASSURANCES

Los Pignorantes deberán, dentro de los diez (10) Días Hábiles siguientes a la recepción de una notificación por escrito del Agente de Garantías, otorgar cuantos documentos públicos o privados sean necesarios a los efectos de subsanar o aclarar este Contrato, o a los efectos de perfeccionar las Prendas.

The Pledgors shall, within ten (10) Business Days of receipt of a written request from the Security Agent, grant all such documents (pri.vate or public) as may be necessary to clarify any term of this Agreement or perfect the Pledges.

9. LEY Y JURISDICCIÓN	9. LAW AND JURISDICTION

9.1 Este Contrato se regirá e interpretará de conformidad con la legislación española.	9.1 This Agreement will be governed by and construed in accordance with Spanish law.

9.2    Las Partes, con renuncia expresa a cualquier otro fuero, se  someten expresa e irrevocablemente al de los Juzgados y  Tribunales de la ciudad de Madrid, para cualesquiera  desavenencias que pudieran derivarse de este Contrato.

9.2    Each of the parties to this Agreement irrevocably submits  themselves, with express waiver to any other forum, to the  jurisdiction of the Courts and Tribunals of the city of  Madrid for the resolution of any claim which may arise out  of in connection with this Agreement.

10. IDIOMA	10. LANGUAGE

 El presente Contrato se redacta en idioma inglés y en idioma  español. En caso de discrepancia o incongruencia entre la  versión redactada en inglés y la redactada en español,  prevalecerá la versión española. La versión inglesa tiene carácter meramente informativo.

 This Agreement is executed in both the Spanish and the  English language. In the event of any discrepancy or  inconsistency between the Spanish and the English  versions, the Spanish version shall prevail. The English  version is intended for information purposes only.

La presente póliza se formaliza con la intervención del Notario que figura en el encabezamiento, a los efectos de lo previsto en el Artículo 1.216 del Código Civil, el Artículo 517 de la Ley de Enjuiciamiento Civil, y demás legislación concordante.

Los otorgantes de la presente póliza manifiestan su conformidad y aprobación al contenido de la misma tal y como aparece redactado, a doble columna, en idioma español e inglés, idioma que yo conozco extendida en diecisiete hojas, la otorgan y firman, con mi intervención.

Y yo el Notario, habiendo hecho las oportunas advertencias legales, DOY FE de la identidad de los otorgantes, de la legitimidad de sus firmas, de que a mi juicio tienen la capacidad y legitimación necesarios para el otorgamiento de la presente póliza, de que el consentimiento ha sido libremente prestado, y de que el otorgamiento se adecua a la legalidad y a la voluntad debidamente informada de los otorgantes o intervinientes.

/s/ D. Juan Pelegrí y Girón
CEMEX, S.A.B. DE C.V. NEW SUNWARD HOLDING B.V. CEMEX ESPAÑA, S.A.
D. Juan Pelegrí y Girón

/s/ Dña. Paola Jessica Cutillas López	/s/ D. Bosco Eguilior Monfort
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
Dña. Paola Jessica Cutillas López	D. Bosco Eguilior Monfort

/s/ Dña. María Covadonga Perlado Diez

JP MORGAN CHASE NATIONAL ASSOCIATION
WILMINGTON TRUST (LONDON) LIMITED
Dña. María Covadonga Perlado Diez

/s/ Dña. Estrella Monjas González

SABCAPITAL, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO MÚLTIPLE, ENTIDAD REGULADA
Dña. Estrella Monjas González

/s/ D. Enrique Sánchez-Armass

INTERNATIONAL FINANCE CORPORATION
D. Enrique Sánchez-Armass

ANEXO 1

NUEVOS ACREEDORES ACORDEÓN / NEW ACCORDION LENDERS

JPMorgan Chase Bank, National Association.

International Finance Corporation

Sabcapital S.A. de C.V., Sociedad Financiera de Objeto Múltiple, Entidad Regulada

ANEXO 2

COPIA DE LOS CERTIFICADOS DE PRENDA / COPY OF THE PLEDGE CERTIFICATES